EMPLOYEE AGREEMENT INDEX


1)  Term:
2)  Titles and Duties:
3)  Compensation:
      a)  Base Salary
      b)  Stock Options
      c)  Cash-less Exercise Provision
      d)  Registration of Stock Underlying Employee Stock Options
      e)  Stock Options Irrevocable
      f)  Mergers, and Acquisitions
      g)  Spin-offs
      h)  Other Benefits
4)  Disability or Death:
5)  Termination:
      a)  Termination by Employer
      b)  Termination Without Cause
      c)  Termination For Cause
      d)  Definition of Cause.
      e)  Termination by Employee
      f)  Guarantees, Loans or Security provided by Employee
6)  Non-Competition:
7)  Disclosure Information:
8)  Indemnification of Employee:
9)  General Provisions:
      a)  Agreement Binding Upon Successors and Heirs.
      b)  Notices.
      c)  Terms Unenforceable.
      d)  No Assignment or Transfer
      e)  No Amendment
      f)  Failure to Object Not a Waiver.
      g)  Execution in Counterparts
      h)  Supercedes
      i)  Governing Law
      j)  Binding Arbitration

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                     EMPLOYMENT AGREEMENT KRISTI L. CONRADIE


                             EMPLOYMENT AGREEMENT

NUTEK INC., a duly authorized Nevada corporation (hereinafter referred to as "Employer") with principle executive offices located at 15722 Chemical Lane, Huntington Beach, CA 92649, and KRISTI L. CONRADIE, an individual, (hereinafter referred to as "Employee"), for the consideration and the mutual promises made herein agree to the following:

                                   RECITALS

Employer has previously offered employment to Employee, and Employee has accepted such previous employment, and now Employer wishes to offer additional employment to Employee, and Employee agrees to accept such additional employment under the terms and conditions of this EMPLOYMENT AGREEMENT.

1.) TERM:

The term of this EMPLOYMENT AGREEMENT shall commence on January 1, 2001 (the Effective Date) and shall continue for a period of five (5) years thereafter (the "Initial Term"), unless extended by either party hereto, or terminated as provided herein. After the expiration of the Initial Term, this EMPLOYMENT AGREEMENT shall automatically renew for additional three-year terms (each such three-year term or portion of such final three-year term being hereinafter referred to as a "Renewal Term"), but may be terminated by either party by giving written notice to the other party six calendar months prior to the expiration date of the Initial Term or any Renewal Term.

2.) TITLES AND DUTIES:

Employer hereby employs Employee to perform, and Employee hereby accepts employment with Employer and agrees to perform the duties and responsibilities of VICE PRESIDENT of the Employer, together with such additional powers and duties with respect to Employer's business as may be assigned to Employee by the Board of Directors of Employer during the Initial Term or any Renewal Terms.

3.) COMPENSATION:

Employer shall pay Employee, and Employee shall accept as her entire compensation for the services rendered by her during the Initial Term of this EMPLOYMENT AGREEMENT, the following:

3a) Base Salary:

A base salary which shall commence on January 1, 2001 for any and all services which Employee may render to Employer, in the amount of Eight Thousand ($8,000.00) dollars per month then increasing by fifteen percent (15%) per year for the remainder of this EMPLOYMENT AGREEMENT, or by an amount agreed upon by the board of Directors and attached as an amendment to this Agreement. Employee may elect not to receive cash as compensation and instead receive company's common stock at an effective price of ten ($0.10) cents per share during the initial twelve (12) months of this Agreement.

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3b) Stock Options:

Employee compensation shall also include a five (5) year option to purchase four million (4,000,000) shares of the company's common stock at the option price of five ($0.05) cents per share upon execution or the effective date of this EMPLOYMENT AGREEMENT.

3c) Cash-less Exercise Provision:

Employee may exercise all or any portion of these Stock Options immediately upon execution of this EMPLOYEE AGREEMENT without paying the company the exercise price. Employee may make the option payment at such time as is convenient for Employee, but at no time more than six (6) months after Employees resignation or termination by Employer.

3d) Registration of Stock Underlying Employee Stock Options:

Employer shall cause any and all employee stock options including but not limited to stock options awarded for any future deferral of compensation by Employee, or any stock options awarded to employee for her participation in any merger or acquisition to be registered and filed under a S-8 Registration statement with the Securities and Exchange Commission as soon as practical, but in no case later than thirty (30) days from the Effective Date of this EMPLOYMENT AGREEMENT, or the effective date of any merger or acquisition.

3e) Stock Options Irrevocable:

All Employee stock options are irrevocable and shall survive any termination of Employee by Employer, or any resignation by Employee.

3f) Mergers, and Acquisitions:

If as a result of Employees efforts, Employer either acquires, is acquired, or merges with another entity (the Transaction"), Employee shall be entitled to compensation in an amount equal to one and one-half percent (1.5%) of the total value of such transaction. Compensation may be paid in cash or in Employers common stock at the sole discretion of Employee.

3g) Spin-offs:

If as a result of Employees efforts, Employer spins-off a company or subsidiary to form a separate reporting entity (the "Transaction"), Employee shall be entitled to compensation in an amount equal to One and one-half percent (1.5%) of the total value of such transaction. Compensation may be paid in cash or in Employers common stock or spin off companies common stock, at the sole discretion of Employee.

3h) Other Benefits:

         3h.1) Vacation:

         Employee shall receive five (5) weeks paid vacation each year, which shall be taken in accordance with Employer's vacation policy, or from time to time at the option of Employee.

         3h.2) Holidays:

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         Employee shall receive all the paid holidays observed by Employer.

         3h.3) Comprehensive Medical Insurance:

         Employer shall provide Employee with comprehensive medical insurance coverage. Employee shall receive such other insurance coverage and fringe benefits as are provided to its employees or executives or as may be determined by the Board of Directors.

         3h.4) Directors and Officers Insurance:

         Employer shall also provide Employee with Directors and Officers Insurance and Accidental Death Insurance with a face value of one million ($1,000,000) dollars.

         3h.5) Reimbursement of Expenses:

         Employer shall reimburse Employee for all reasonable and necessary expenses paid or incurred by Employee in the performance of her duties during the term of this Agreement, or any renewals thereof. Employee shall furnish Employer with receipts for such expenses.

         3h.6) Employers Failure to Provide Additional Benefits:

         In the event Employer fails to provide any of the Additional Benefits as described above in sub paragraph 3h, then Employee may at Employees election take the cash or stock equivalent of such Additional Benefits.

4.) DISABILITY OR DEATH

If Employee shall at any time be incapacitated or prevented by illness, injury, accident or other circumstances beyond her control (Incapacity) from discharging her duties pursuant to this Agreement for a total of 270 days or more in any 18 consecutive calendar months, Employer may by notice in writing to Employee given at any time so long as the incapacity shall continue:

Discontinue payment in whole or in part of Employee's base salary on and from such date as may be specified in the notice until the incapacity shall cease; or (whether or not payment shall already have been discontinued as aforesaid) Terminate this Agreement forthwith or on such date as may be specified in the notice. Subject to the foregoing, Employee's base salary shall, notwithstanding the Incapacity, continue to be paid to Employee in accordance with the provisions of this Agreement in respect of the period of incapacity prior to such discontinuance or termination.

If the Employee dies prior to the expiration of the term of employment, the compensation due her from the Employer under this Agreement shall be the amount, which Employee would be paid if permanently disabled, and shall be paid to her executors.

5.) TERMINATION

5a) Termination by Employer

No Termination of Employee For Twelve Months

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Employer may not terminate Employee for any reason at any time within the first twelve months of the EFFECTIVE DATE of this EMPLOYMENT AGREEMENT.

5b) Termination Without Cause

Should Employer terminate employee after the first twelve (12) months of this EMPLOYMENT AGREEMENT without cause, Employer shall immediately pay Employee the full and entire balance of the compensation indicated in this EMPLOYMENT AGREEMENT.

5c) Termination For Cause

Employer may, at any time (except as noted above), discharge Employee with cause whereupon her employment hereunder shall terminate immediately upon the giving of written notice of such discharge.

5d) Definition of Cause

As used in this Agreement, the term with cause shall mean, the conviction of any crime involving dishonesty or resulting in imprisonment without the option of a fine, or the material non-observance, or the material breach by Employee of any of the material provisions of this Agreement, or the neglect, failure or refusal of Employee to carry out the duties properly assigned to her after due notice to the Employee of such neglect, failure or refusal.

In the event of any discharge with cause, all obligations of Employer or in respect of this Agreement will terminate, except the obligation to pay Employee any compensation which shall have accrued.

5e) Termination by Employee

Employee may, at any time terminate her employment with Employer whereupon her employment hereunder shall terminate immediately upon the giving of written notice of such termination.

In the event of any such termination by Employee, all obligations of Employer or in respect of this Agreement will terminate, except the obligation to pay Employee any compensation which shall have accrued.

5f) Guarantees, Loans or Security provided by Employee

In the event of any discharge, resignation or termination of Employee, all guarantees, security or loans provided by Employee to/for Employer or any third parties on behalf of Employer, shall immediately be replaced, cancelled or paid in full.

6.) NON-COMPETITION

During this employment and for a period of one (1) year thereafter, Employee will not:

6a) Communicate, publish or disseminate any information to any third party regarding the operations or methods of operation of the Employer, including, but not limited to, the disclosure, publication or dissemination of any written materials prepared by or on behalf of Employer, including without limitation all processes, formulae and technical data and know how, the names of customers of Employer, the names of prospective customers of Employer, the names of employees, suppliers, independent contractors, consultants or others providing services or products to Employer, methods or techniques by which Employer solicits business, markets its services or products, services its customers or implements customer services, the pricing of services or products of Employer, or the methods or techniques used by Employer in arriving at its

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pricing, any financial information relating to Employer, any other information pertaining to the conduct of business by Employer,

6b) Use for her own account any property or information secured, acquired, developed or produced by her while employed by Employer and relating to the conduct of Employers business,

6c) Solicit or otherwise communicate with any employee, supplier, independent contractor or consultant of Employer encouraging such individual to engage in any "Competitive Business," as hereinafter defined.

6d) Employee acknowledges that the needs of Employer to protect itself from disclosure of information and competition are reasonable and justifiable. If the provisions hereof relating to the area of restriction or the periods of restriction are deemed to exceed maximum area or periods which a court having jurisdiction over the matter would deem enforceable, the area or periods shall, for the purposes hereof, be deemed the maximum area or periods which such court would deem valid and enforceable.

To the extent that any term or provisions of this Paragraph shall be deemed unenforceable by a court of competent jurisdiction, it is the intention of the parties that such unenforceable provision be severed independently and that the remaining terms and provisions of this Agreement shall remain in full force and effect and enforceable. Employee also acknowledges that, in the event of any breach or threatened breach of the provisions of this Agreement, or any part hereof, Employer will be irreparably injured and Employer's remedy at law may be inadequate. Therefore, Employer shall be entitled to injunctive relief for any threatened or actual breach of the provisions of this Paragraph 6, together with such other equitable and legal relief as may be appropriate under the circumstances. No remedy shall be exclusive, and all remedies shall be deemed cumulative.

7.) DISCLOSURE OF INFORMATION

Employee represents and warrants that she is not a party to, or bound by any agreement, which forbids her entry into, or limits her right of action under this Agreement Employee has disclosed to Employer.

8.) EMPLOYEE INDEMNIFICATION

Employer agrees to indemnify Employee and hold Employee harmless to the fullest extent permitted by Nevada Corporation Law, of officers and directors and from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, both as to action in their official capacity and as to action in another capacity while holding such office.

9.) GENERAL PROVISIONS

9a) Agreement Binding Upon Successors and Heirs:

This Agreement shall inure to the benefit of and be binding upon Employer, and their successors and Employee, her heirs, executors, administrators and legal

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representatives.

9b) Notices:

Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed (by registered or certified mail, postage prepaid) to Employer or Employee, as the case may be, at its or her address herein above stated.

9c) Terms Unenforceable:

If any part of this Agreement shall be found in any action, suit or proceeding to be invalid or ineffective, the validity and effect of the remaining parts (as construed without regard to such invalid and ineffective part) shall not be affected.

9d) No Assignment or Transfer:

This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations here under.

9e) No Amendment:

Agreement may be amended, modified, superseded or canceled, and only a written instrument executed by any two (2) of the parties hereto hereof may waive any of the terms or conditions.

9f) Failure to Object Not A Waiver:

No waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such condition or of any breach, or a waiver of any other condition or of any breach of any other term of this Agreement.

9g) Execution in Counterparts:

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9h) Supersedes:

Agreement supersedes any and all other agreements either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to such employment.

9i) Governing Law:

This Agreement shall be construed in accordance with the laws of the State of California.

9j) Binding Arbitration:

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Any disputes there under shall be submitted to binding arbitration in Los
Angeles, California, under the rules of the American Arbitration Association. Employee has been advised of her right to consult with independent counsel and has consulted with that independent counsel to the degree she deemed necessary.

IN WITNESS WHEREOF, the parties hereto have executed this EMPLOYMENT AGREEMENT on January 1, 2001 at Huntington Beach, California

EMPLOYER                            EMPLOYEE

NUTEK INC.                          KRISTI L. CONRADIE


/s/ Murray N. Conradie              /s/ Kristi L. Conradie
----------------------              ------------------------
By. Murray N. Conradie              By. Kristi L. Conradie
President/CEO/Director              Individual


/s/ Donald Hejmanowski
--------------------------
By. Donald Hejmanowski
Director